UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2009

NEW YORK COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31565	06-1377322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

615 Merrick Avenue, Westbury, NY 11590
(Address of principal executive offices)

(516) 683-4100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 4, 2009, New York Community Bank (the “Community Bank”) assumed substantially all of the deposits and certain identified liabilities and acquired certain assets of AmTrust Bank, a federally chartered savings bank headquartered in Cleveland, Ohio (“AmTrust Bank”), from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver for AmTrust Bank (the “Acquisition”), pursuant to the terms of the Purchase and Assumption Agreement – Whole Bank; All Deposits, dated December 4, 2009, between the Community Bank and the FDIC, as receiver (the “Agreement”). A copy of the Agreement is filed as an exhibit hereto.

The Community Bank acquired approximately $11 billion in assets, including approximately $6 billion in loans (including single-family residential mortgage loans that are not 60 days or more past due as of December 4, 2009, home equity lines of credit (“HELOCs”), small consumer loans and one- to four-family residential mortgage loans not serviced by AmTrust Bank), $800 million of marketable securities (including U.S. Treasury Notes, Federal Home Loan Bank (“FHLB”) debentures and mortgage-backed securities issued by the Federal National Mortgage Association, Government National Mortgage Association and Federal Home Mortgage Loan Corporation), $4 billion of cash and cash equivalents (including cash paid by the FDIC to complete the Acquisition) and approximately $400 million of certain other assets. The loans acquired by the Community Bank principally consist of performing one- to four-family residential mortgage loans. The Community Bank did not acquire any commercial, land or development loans, non-performing loans serviced by AmTrust Bank, private label mortgage-backed securities, mortgage servicing rights or any other real estate owned. The Community Bank also assumed approximately $11 billion in liabilities, including approximately $8 billion in customer deposits, approximately $2 billion in FHLB advances, approximately $450 million in repurchase obligations and certain other liabilities.

No subsidiaries or other assets were acquired or liabilities assumed from AmTrust Bank or its parent entity, AmTrust Financial Corporation. The deposits were acquired without a premium and certain loans were acquired at a discount of approximately $425 million to AmTrust Bank’s historic book value as of August 31, 2009, subject to customary adjustments. In connection with the Acquisition, the FDIC will make a payment to the Community Bank in the amount of approximately $3 billion, subject to a customary post-closing adjustment based upon the final closing date balance sheet for AmTrust Bank, which reflects the difference between the purchase price of the assets acquired and the value of the liabilities assumed, taking into account the discount at which the assets were purchased. The terms of the Agreement provide for the FDIC to indemnify the Community Bank against claims with respect to liabilities and assets of AmTrust Bank or any of its affiliates not assumed or otherwise purchased by the Community Bank and with respect to certain other claims by third parties.

        In addition, as part of the consideration for the transaction, New York Community Bancorp, Inc. (the “Company”) agreed to issue an Equity Appreciation Instrument to the FDIC. Under the terms of the Equity Appreciation Instrument, the FDIC has the opportunity to obtain, at the sole option of the Company, either a cash payment equal to, or shares of the Company’s common stock with a value equal to, the product of (a) 25 million and (b) the amount by which the average of the volume weighted average price of the Company’s common stock for each of the two NYSE trading days immediately prior to the exercise of the Equity Appreciation Instrument exceeds $12.33. The Equity Appreciation Instrument is exercisable by the FDIC, in whole or in part, from and including December 9, 2009 through and including December 23, 2009, and was issued to the FDIC in a private placement conducted pursuant to Section 4(2) of the Securities Act of 1933, as amended.

All of AmTrust Bank’s 66 banking offices located in Arizona, Florida and Ohio have reopened or will reopen as branches of the Community Bank. The physical branch locations and leases were not immediately acquired by the Community Bank in the Acquisition. The Community Bank has an option, exercisable for 170 days following the closing of the Acquisition, to acquire, at fair market value, any bank premises that were owned by, or any leases relating to bank premises held by, AmTrust Bank (including ATM locations). The Community Bank is currently reviewing the bank premises and related leases of AmTrust Bank. In addition, the Community Bank has an option, exercisable for 170 days following the closing of the Acquisition, to elect to assume or reject any contracts that provided for the rendering of services by or to AmTrust Bank.

Loss Sharing Arrangements

In connection with the Acquisition, the Community Bank entered into loss sharing agreements with the FDIC that collectively cover approximately $6 billion of loans, including single-family residential mortgage loans, HELOCs and small consumer loans (referred to collectively as “covered assets”). Certain other assets of AmTrust Bank were acquired by the Community Bank that are not covered by loss sharing agreements with the FDIC. These assets include cash and approximately $800 million of marketable securities purchased at fair market value.

Pursuant to the terms of the loss sharing agreements, the FDIC’s obligation to reimburse the Community Bank for losses with respect to covered assets begins with the first dollar of loss incurred. The FDIC will reimburse the Community Bank for 80% of losses of up to $907 million with respect to covered assets. The FDIC will reimburse the Community Bank for 95% of losses in excess of $907 million with respect to covered assets. The Community Bank will reimburse the FDIC for 80% of recoveries with respect to losses for which the FDIC paid the Community Bank 80% reimbursement under the loss sharing agreements, and for 95% of recoveries with respect to losses for which the FDIC paid the Community Bank 95% reimbursement under the loss sharing agreements. The loss sharing agreement applicable to single-family residential mortgage loans and HELOCs provides for FDIC loss sharing and the Community Bank reimbursement to the FDIC, in each case as described above, for ten years. The loss sharing agreement applicable to consumer loans provides for FDIC loss sharing for five years and the Community Bank reimbursement to the FDIC for eight years, in each case, on the same terms and conditions as described above.

        In addition, on January 18, 2020 (the “True-Up Measurement Date”), the Community Bank has agreed to pay to the FDIC half of the amount, if positive, calculated as (1) $181,400,000 minus (2) the sum of (a) 25% of the asset discount bid made in connection with the Acquisition, (b) 25% of the Cumulative Shared-Loss Payments (as defined below) and (c) the sum of the period servicing amounts for every consecutive twelve-month period prior to, and ending on, the True-Up Measurement Date in respect of each of the shared loss agreements during which the applicable shared loss agreement is in effect (with such period servicing amounts to equal, for any twelve-month period with respect to which each of the shared loss agreements during which such shared loss agreement is in effect, the product of the simple average of the principal amount of shared loss loans and shared loss assets at the beginning and end of such period and 1%). For the purposes of the above calculation, Cumulative Shared-Loss Payments means (i) the aggregate of all of the payments made or payable to the Community Bank under the Shared-Loss Agreements minus (ii) the aggregate of all of the payments made or payable to the FDIC under the Shared-Loss Agreements.

The above reimbursable losses and recoveries are based on the book value of the relevant loans and other assets as determined by the FDIC as of the effective date of the Acquisition. The amount that the Community Bank realizes on these assets could differ materially from the carrying value that will be reflected in any financial statements, based upon the timing and amount of collections and recoveries on the covered assets in future periods.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 7.01. Regulation FD Disclosure.

On December 4, 2009, the Company issued a press release announcing the Acquisition. A copy of this press release has been attached as Exhibit 99.1 to this Current Report and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1	Purchase and Assumption Agreement – Whole Bank; All Deposits, among the Federal Deposit Insurance Corporation, receiver of AmTrust Bank, Cleveland, Ohio, the Federal Deposit Insurance Corporation and New York Community Bank, dated as of December 4, 2009.

4.1	Equity Appreciation Instrument, dated December 4, 2009.

99.1	Press Release announcing the Acquisition, dated December 4, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New York Community Bancorp, Inc.

By:	/s/ Ilene A. Angarola
Name:	Ilene A. Angarola
Title:	Executive Vice President and Director, Investor Relations

Date: December 7, 2009

EXHIBIT INDEX

Exhibit No.	Description
2.1	Purchase and Assumption Agreement – Whole Bank; All Deposits, among the Federal Deposit Insurance Corporation, receiver of AmTrust Bank, Cleveland, Ohio, the Federal Deposit Insurance Corporation and New York Community Bank, dated as of December 4, 2009.

4.1	Equity Appreciation Instrument, dated December 4, 2009.

99.1	Press Release announcing the Acquisition, dated December 4, 2009.